Exhibit 99.1

Media Contact:	Investor Contact:

Mona Klausing, Active Network Mona.Klausing@ActiveNetwork.com 1-858-964-3813	Brinlea Johnson, The Blueshirt Group Brinlea@BlueshirtGroup.com 1-212-331-8424

Active Network Reports First Quarter 2012 Results

•	First Quarter Revenue Increases 30% Year-Over-Year to $94.4 Million
•	Number of Registrations Increased 23% Year-Over-Year to 18.2 Million
•	Company Reiterates Full Year 2012 Guidance

SAN DIEGO, CALIF. – May 3, 2012 – Active Network (NYSE: ACTV), the leader in cloud-based activity and participant management™ solutions, today announced its financial results for the first quarter of 2012.

Q1 2012 Financial Highlights:

(All comparisons are made to the first quarter of 2011)

•	Total net revenue was $94.4 million, up 30% from $72.7 million.

•	Technology revenue constituted 89%, or $84.1 million of total net revenue, up 33% from $63.1 million.

•	Marketing Services revenue constituted 11%, or $10.3 million of total net revenue.

•	Loss from operations was $21.0 million compared to a loss of $8.8 million.

•	Net loss was $20.3 million compared to a net loss of $10.9 million.

•	Adjusted EBITDA, a non-GAAP financial measure, was negative $3.0 million. Excluding the impact of business combination accounting rules related to deferred revenue, Adjusted EBITDA was $1.6 million.

“Our first quarter was a fantastic start to 2012, with record revenue up 30% over the prior year period, as we continued to execute on our strategy to expand our customer base, drive innovation in our ActiveWorks® technology platform and penetrate new markets,” said Dave Alberga, CEO of Active Network. “StarCite® is proving to complement our existing event technology and has helped attract new customers and strengthen our position as the leading SaaS technology provider for professional events. During the quarter, we orchestrated a record-breaking Marine Corps Marathon rush event which processed over 30,000 registrations - demonstrating the strength and deep functionality of the ActiveWorks platform. We also renewed numerous strategic partnerships including Cisco GSX and Schwab, and added new customers including the State of New Jersey Department of Environment Protection, City of Bellingham, WA, City of Wassau, WI and the Harlem Globetrotters - emphasizing the diversity of our solutions and expansion into adjacent markets.”

“We delivered a strong quarter – exceeding both our top and bottom line expectations,” explained Scott Mendel, CFO of Active Network. “As a result of our SaaS model and long-term exclusive customer contracts we have recurring revenue with a high degree of predictability. In the first quarter, registrations, one of our key drivers, accelerated over 23% from the prior year period, reflecting the strength across all verticals, including strong performance by our hunting and fishing customers.”

Q1 2012 Key Business Highlights

•

The Company partnered with the City of San Diego to manage its parks and recreation assets and to handle everything from facility reservations, park permitting, payment processing and e-commerce operations making it easier for San Diegans to get active in their community.

•

The Company worked with the North Carolina Division of Parks and Recreation to help them successfully launch their online camping reservations system. This online reservation system will allow customers to view photos of parks and sites, check availability, and make reservations at more than 3,000 sites in 29 North Carolina State Parks.

•	Kevin Biggs was appointed as Executive Vice President of Global Technology Sales to lead the sales organization spanning across North America, Europe and Asia-Pacific.

Business Outlook

For the second quarter of 2012, Active Network is targeting total revenue to be in the range of $117 million to $121 million. Registrations are expected to grow approximately 11% to 13% and revenue per registration growth of approximately 3% to 5% compared to the same period in the prior year. The Company expects Adjusted EBITDA in the range of $19 million to $21 million. Excluding the impact of business combination accounting rules, Adjusted EBITDA is expected to be in the range of $23 million to $25 million. The Company expects a net (loss)/income of $(3) million to $1 million.

The Company reiterates full year 2012 guidance of total revenue in the range of $425 million to $435 million and Adjusted EBITDA in the range of $46 million to $50 million. Excluding the impact of business combination accounting rules, Adjusted EBITDA is expected to be in the range of $58.5 million to $62.5 million. The Company now expects net loss in the range of $39 million to $30 million.

Conference Call Information

Active Network will host a conference call to discuss first quarter 2012 results today at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). The conference call dial-in number is (800) 901-5259 for domestic participants and (617) 786-4514 for international participants. A live webcast of the conference call will also be available and can be accessed within the investor relations section of the Active Network corporate website at: http://investors.activenetwork.com.

A replay of the call will be available starting at 8:00 p.m. Eastern Time (5:00 p.m. Pacific Time) on May 3, 2012 through 11:59 p.m. Eastern Time (8:59 p.m. Pacific Time) on May 7, 2012. To listen to the replay, dial (888) 286-8010 or (617) 801-6888 outside of the United States and use the passcode 6499-6238. The replay will also be available via webcast at: http://investors.activenetwork.com.

About Active Network

Active Network (NYSE: ACTV) is on a mission to make the world a more active place. With deep expertise in activity and participant management™, our ActiveWorks® cloud technology helps organizations transform and grow their businesses. We do this through technology solutions that power the world’s activities and through online destinations such as Active.com® that connect people with the things they love to do. Serving over 50,000 global business customers and driving over 80 million transactions annually, we help organizations get participants, manage their events and build communities. Active Network is headquartered in San Diego, California and has over 30 offices worldwide. Learn more at ActiveNetwork.com or Active.com and engage with us on Twitter @ActiveNetwork, @Active and on Facebook.

Note With Respect to Non-GAAP Financial Measures

In addition to using GAAP financial results, the Company’s management measures and reports non-GAAP financial measures, including Adjusted EBITDA, Non-GAAP net income (loss) and Non-GAAP net income (loss) per share. The most directly comparable GAAP financial results for these non-GAAP financial measures are Net income (loss), Net income (loss) and Net income (loss) per share, respectively. Management uses these non-GAAP financial measures to evaluate the Company’s performance and operations. Management also uses these non-GAAP financial measures for business planning, to evaluate acquisition opportunities and as a measurement to create incentives and to compensate the Company’s management team. In addition, management believes the exclusion or inclusion of certain amounts in calculating these non-GAAP financial measures can provide a useful measure to investors for period-to-period comparisons. These non-GAAP financial measures, however, should be used in addition to, and in conjunction with, the Company’s financial results presented in accordance with GAAP. The Company strongly encourages investors to review its financial statements in their entirety and to not rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare the Company’s results with other companies’ non-GAAP financial measures having the same or similar names. Please see Reconciliation of GAAP to Non-GAAP Results below for a reconciliation of our GAAP to non-GAAP financial measures.

Forward-Looking Statements

The Active Network, Inc. cautions you that the statements included in this press release that are not a description of historical facts are forward-looking statements within the meaning of the federal securities laws. Any such statements are subject to substantial risks and uncertainties, including the Company’s ability to generate revenue and control expenses in order to achieve and maintain profitability, the Company’s ability to maintain an adequate rate of growth, including growing its registrations and revenue from registrations, and the Company’s ability to successfully manage its acquisitions and investments in businesses, applications and technologies, as well as the other risks detailed from time to time in the reports it files with the Securities and Exchange Commission. As a result of these risks and uncertainties, the Company’s actual results may differ materially from those expressed in any forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and the Company undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof.

THE ACTIVE NETWORK, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2012	2011
Net Revenue:
Technology revenue	$84,120	$63,108
Marketing services revenue	10,318	9,604

Total net revenue	94,438	72,712

Cost of net revenue:
Cost of technology revenue	45,655	32,988
Cost of marketing services revenue	1,316	1,162

Total cost of net revenue	46,971	34,150

Gross profit	47,467	38,562

Operating expenses:
Sales and marketing	25,024	16,940
Research and development	21,209	16,176
General and administrative	16,544	10,588
Amortization of intangibles	5,692	3,703

Total operating expenses	68,469	47,407

Loss from operations	(21,002)	(8,845)
Interest income	25	30
Interest expense	(151)	(1,284)
Other income (expense), net	1,401	(51)

Loss before provision for income taxes	(19,727)	(10,150)
Provision for income taxes	611	792

Net loss	(20,338)	(10,942)
Accretion of redeemable convertible preferred stock	—	(7,410)

Net loss attributable to common stockholders	$(20,338)	$(18,352)

Net loss per share attributable to common stockholders:
Basic and diluted	$(0.36)	$(2.16)

Weighted-average shares used to compute net loss per share attributable to common stockholders:
Basic and diluted	56,982	8,514

THE ACTIVE NETWORK, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	March 31, 2012	December 31, 2011
Assets
Current assets:
Cash and cash equivalents	$95,014	$108,699
Restricted cash	1,502	1,502
Accounts receivable, net	85,154	66,469
Inventories	3,080	1,662
Prepaid expenses and other current assets	7,288	6,179

Total current assets	192,038	184,511
Property and equipment, net	34,416	33,830
Software development costs, net	46,816	45,093
Goodwill	243,797	243,320
Intangible assets, net	83,489	90,340
Deposits and other assets	1,971	2,133

Total assets	$602,527	$599,227

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	8,293	$8,516
Registration fees payable	110,174	72,405
Accrued expenses	42,775	41,106
Deferred revenue	66,270	54,919
Current portion of debt	10,000	5,000
Capital lease obligations, current portion	2,385	3,317
Other current liabilities	4,113	42,613

Total current liabilities	244,010	227,876

Capital lease obligations, net of current portion	1,023	1,652
Other long-term liabilities	5,862	6,147
Deferred tax liability	17,608	16,913

Total liabilities	268,503	252,588

Stockholders’ equity:
Common stock	60	58
Treasury stock	(11,959)	(11,959)
Additional paid-in capital	632,710	625,875
Accumulated other comprehensive income	8,809	7,923
Accumulated deficit	(295,596)	(275,258)

Total stockholders’ equity	334,024	346,639

Total liabilities and stockholders’ equity	$602,527	$599,227

THE ACTIVE NETWORK, INC.

SUPPLEMENTARY DATA

(In thousands, except revenue per registration)

(Unaudited)

Operational Data:
	Three Months Ended March 31,		%
	2012	2011	change
Net registration revenue	$63,519	$51,433	23%
Registrations	18,223	14,859	23%
Net registration revenue per registration	$3.49	$3.46	1%

Gross Profit Margin:
	Three Months Ended March 31,		% or bps change
	2012	2011
Total net revenue	$94,438	$72,712	30%
Add back: impact of business combination accounting rules	4,616	333

Non-GAAP Total net revenue	99,054	73,045	36%

GAAP gross profit	47,467	38,562
Add back: stock-based compensation	60	16
Add back: depreciation & amortization	7,718	5,355
Add back: impact of business combination accounting rules	4,616	333

Non-GAAP gross profit	59,861	44,266	35%

Gross profit margin:
GAAP gross profit margin	50.3%	53.0%	(270	) bps
Non-GAAP gross profit margin	60.4%	60.6%	(20	) bps

Stock-based compensation:
	Three Months Ended March 31,
	2012	2011
Cost of net revenue	$60	$16
Sales and marketing	696	187
Research and development	452	118
General and administrative	1,821	423

Total	$3,029	$744

THE ACTIVE NETWORK, INC.

RECONCILIATION OF GAAP TO NON-GAAP RESULTS

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended March 31,
	2012	2011
Non-GAAP net loss:
GAAP net loss	$(20,338)	$(10,942)
Add back: stock-based compensation	3,029	744
Add back: amortization of intangibles	7,157	5,096
Add back: impact of business combination accounting rules	4,616	333
Income tax effect	(5,181)	(2,161)

Non-GAAP net loss	$(10,717)	$(6,930)

Non-GAAP net loss per share:
Non-GAAP net loss	$(10,717)	$(6,930)
GAAP shares-basic and diluted	56,982	8,514
Add: preferred stock conversion	—	34,632

Non-GAAP shares-basic and diluted	56,982	43,146

Non-GAAP net loss per share-basic and diluted	$(0.19)	$(0.16)

	Three Months Ended March 31,
	2012	2011
Adjusted EBITDA:
Net loss	$(20,338)	$(10,942)
Interest expense, net	126	1,254
Provision for income taxes	611	792
Depreciation & amortization	14,976	10,671
Stock-based compensation	3,029	744
Other expense (income), net	(1,401)	51

Adjusted EBITDA	$(2,997)	$2,570

Impact of business combination accounting rules	4,616	333

Adjusted EBITDA excluding the impact of business combination accounting rules	$1,619	$2,903

THE ACTIVE NETWORK, INC.

FUTURE PERFORMANCE-2ND QUARTER AND FULL YEAR 2012 OUTLOOK

RECONCILIATION OF GAAP TO NON-GAAP RESULTS

(In thousands)

	Estimated 2nd Quarter 2012		Estimated Full Year 2012
	Low End	High End	Low End	High End
Net loss	$(3,000)	$1,000	$(39,000)	$(30,000)
Interest, taxes & other	1,000	1,000	3,000	2,000
Depreciation & amortization	16,000	15,000	62,000	60,000
Stock-based compensation	5,000	4,000	20,000	18,000

Adjusted EBITDA	$19,000	$21,000	$46,000	$50,000

Impact of business combination accounting rules	4,000	4,000	12,500	12,500

Adjusted EBITDA excluding the impact of business combination accounting rules	$23,000	$25,000	$58,500	$62,500

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© 2012 The Active Network, Inc. All rights reserved. Active.com, ActiveWorks and StarCite are registered trademarks of The Active Network, Inc. Active Network is a trademark of The Active Network, Inc. All other trademarks are the property of their respective owners.